    C&J Well Services Executive PRSU Award Agreement
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
BERRY CORPORATION (BRY) 2022 OMNIBUS INCENTIVE PLAN
* * * * *
Participant:    [________________]
Grant Date:    [________________]
Target Number of Performance-
Based Restricted Stock
Units (“Target PRSUs”):    [_______]
Performance Vesting
Conditions:    See Exhibit A
Performance Period:     [________________]
Vesting Date:    [________________]
* * * * *
THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated as of the Grant Date specified above (“Grant Date”), is entered into by and between Berry Corporation (bry), a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Berry Corporation (bry) 2022 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”).
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant this award (this “Award”) of performance-based restricted stock units (“PRSUs”) to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. Except as specifically provided herein, this Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Award), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.
2.Grant of PRSUs. The Company hereby grants to the Participant, on the Grant Date, this Award, which, depending on the extent to which the performance vesting conditions set forth on Exhibit A hereto (the “Performance Vesting Conditions”) are satisfied, may result in the Participant earning as few as zero percent (0%) or as many as two hundred percent (200%) of the Target PRSUs. Subject to the terms of this Agreement and the Plan, each PRSU, to the extent it becomes a vested PRSU, represents the right to receive one (1) share of Stock or a cash amount equal to the Fair Market Value of one (1) share of Stock, as determined in the sole discretion of the Committee in accordance with Section 4. Unless and until a PRSU becomes vested, the Participant will have no right to settlement of such PRSU. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect

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of the shares of Stock underlying the PRSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.Vesting; Forfeiture.
(a)Vesting Generally. Except as otherwise provided in this Section 3, the PRSUs subject to this Award shall become vested in accordance with the Performance Vesting Conditions; provided that the Participant remains continuously employed by the Company or an Affiliate from the Grant Date through the Vesting Date set forth above.
(b)Death or Disability. In the event of a termination of the Participant’s employment by reason of death or Disability, the Target PRSUs shall immediately become vested as of the date of such termination and shall be settled in accordance with Section 4 within thirty (30) days following the date of such termination.
(c)Termination Without Cause; Resignation for Good Reason. In the event of a termination of the Participant’s employment by the Company or other employing Affiliate without Cause, as a result of the Company’s failure to renew the term of the Employment Agreement (as defined below) or by the Participant for Good Reason (each, a “Qualifying Termination”), then (i) the Performance Period shall be deemed to have ended as of the date of such Qualifying Termination, (ii) a Pro-Rata Portion of the PRSUs shall become vested in accordance with the performance criteria set forth on Exhibit A based on actual performance through the date of such Qualifying Termination, and (iii) subject to the Participant’s execution and non-revocation, if applicable, of a general release of claims in favor of the Company within sixty (60) days following such Qualifying Termination and continued compliance with all applicable restrictive covenants, the PRSUs, if any, that become vested shall be settled in accordance with Section 4 within sixty (60) days following the date of such Qualifying Termination. For purposes of this Section 3(c), “Pro-Rata Portion” shall mean a number of PRSUs equal to (x) a quotient, the numerator of which is the number of days the Participant was employed during the period beginning on the first day of the Performance Period and ending on the date on which the Participant’s employment terminated, and the denominator of which is the number of days in the Performance Period, multiplied by (y) the number of PRSUs that vest based upon the Performance Vesting Conditions, as determined by the Committee in accordance with this Section 3(c).
(d)Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the PRSUs at any time and for any reason.
(e)Forfeiture. All outstanding unvested PRSUs shall be immediately forfeited and cancelled for no consideration upon a termination of the Participant’s employment by the Company or other employing Affiliate for Cause or by the Participant without Good Reason prior to the Vesting Date. For avoidance of doubt, the continuous employment or service of the Participant shall not be deemed interrupted, and the Participant shall not be deemed to have incurred a termination of employment, by reason of the transfer of the Participant’s employment or service among the Company and/or its subsidiaries and/or Affiliates.
(f)Change in Control. Upon the consummation of a Change in Control, so long as the Participant has remained continuously employed by the Company or an Affiliate from the Grant Date through the consummation of such Change in Control, (i) the Target PRSUs shall become vested equal to 100% of the PRSUs subject to this award, and (iii) the PRSUs, if any, that become vested shall be settled in accordance with Section 4 within thirty (30) days following the consummation of such Change in Control.
4.Settlement. Unless otherwise provided herein, on the Settlement Date (as defined below), the PRSUs shall be settled by delivering to the Participant, as determined in the sole discretion of the Committee, (a) the number of shares of Stock that correspond to the number of PRSUs that have become vested on the applicable vesting date, less any shares of Stock withheld by the Company pursuant to Section 9 hereof (the “Net Shares”), (b) a cash amount equal to (i) the Net Shares multiplied by (ii) the Fair Market Value of a share of Stock on the Settlement Date or (c) a combination of shares of Stock pursuant to the preceding clause (a) and cash pursuant to the preceding clause (b). As used herein, the

“Settlement Date” shall be a date selected by the Committee that is within thirty (30) days following the later of (x) the Vesting Date set forth above and (y) the Certification Date (as defined below).
5.Dividends; Rights as Stockholder. If the Company pays a cash dividend in respect of its outstanding Stock and, on the record date for such dividend, the Participant holds PRSUs granted pursuant to this Agreement that have not vested and been settled in accordance with Section 4, the Company shall credit to an account maintained by the Company for the Participant’s benefit an amount equal to the cash dividends the Participant would have received if the Participant were the holder of record, as of such record date, of the number of shares of Stock related to the portion of the PRSUs that have not been settled or forfeited as of such record date; provided that such cash dividends shall not be deemed to be reinvested in shares of Stock and shall be held uninvested and without interest and paid in cash at the same time that the PRSUs are settled in accordance with the provisions hereof or, if later, the date on which such cash dividend is paid to shareholders of the Company. Stock or property dividends on shares of Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each PRSU granted to the Participant; provided that such stock or property dividends shall be paid in  shares of Stock,  in the case of a spin-off, shares of stock of the entity that is spun-off from the Company, or  other property, as applicable and in each case, at the same time that the shares of Stock underlying the PRSUs are delivered to the Participant in accordance with the provisions hereof. Such account is intended to constitute an “unfunded” account, and neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust of any kind. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Stock covered by any PRSU.
6.Non-Transferability. No portion of the PRSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PRSUs as provided herein.
7.Restrictive Covenants. As a condition precedent to the Participant’s receipt of the PRSUs issued hereunder, the Participant agrees to continue to be bound by the restrictive covenant obligations set forth in that certain employment agreement, by and between the Participant, the Company, and Berry Petroleum Company, LLC (as in effect as of the Grant Date, the “Employment Agreement”).
8.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
9.Withholding of Tax. The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its good faith discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PRSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to settle the PRSUs. If any tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the PRSUs, as determined by the Committee.
10.Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Stock, if any, issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.
11.Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.
(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Stock and the Company is under no obligation to register such shares of Stock (or to file a “re-offer prospectus”).
(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that  the exemption from registration under Rule 144 will not be available unless  a public trading market then exists for the Stock,  adequate information concerning the Company is then available to the public, and  other terms and conditions of Rule 144 or any exemption therefrom are complied with, and  any sale of the shares of Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
12.Definitions. Capitalized terms used herein but not defined in this Agreement or in the Plan shall have the same meaning as is ascribed thereto in the Employment Agreement.
13.No Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.
14.Entire Agreement; Amendment. This Agreement, the Plan and the Employment Agreement contain the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersede all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion (and without the consent of the Participant), to modify or amend this Agreement from time to time in accordance with and as provided in the Plan and as specifically provided herein, including in Exhibit A hereto. Without limiting the foregoing, the Committee may, in its sole discretion (and without the need for a formal amendment), elect to modify or amend this Agreement to provide that the PRSUs will be settled solely in shares of Stock (if the Plan is approved by the Company’s stockholders) or solely in cash (regardless of whether the Plan is approved by the Company’s stockholders) pursuant to Section 4. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
15.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
16.No Right to Employment or Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause, in accordance with and subject to the terms and conditions of the Employment Agreement.
17.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data information related to the PRSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
18.Compliance with Laws. The grant of PRSUs and the issuance of shares of Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PRSUs or any shares of Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PRSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
19.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
20.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
21.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Electronic acceptance and signatures shall have the same force and effect as original signatures.
22.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder; provided that no such additional documents shall contain terms or conditions inconsistent with the terms and conditions of this Agreement.
23.Severability. The invalidity or unenforceability of any provision of this Agreement (or any portion thereof) in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement (or any portion thereof) in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
24.No Acquired Rights. The Participant acknowledges and agrees that:  the Company may terminate or amend the Plan at any time;  the award of PRSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company;  no past grants or awards (including, without limitation, the PRSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and  any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
25.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PRSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the PRSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PRSUs upon his or her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PRSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

Exhibit A

PERFORMANCE VESTING CONDITIONS
This Exhibit A contains the performance vesting conditions and methodology applicable to the PRSUs. Subject to the terms and conditions set forth in the Plan and the Agreement, the portion of the PRSUs subject to this Award, if any, that become vested during the Performance Period will be determined upon the Committee’s certification of achievement of the performance criteria in accordance with this Exhibit A, which shall occur within sixty (60) days following the end of the Performance Period (the “Certification Date”). Capitalized terms used but not defined herein shall have the same meaning as is ascribed thereto in the Agreement or the Plan.
A. Performance Criteria
The performance criteria for the PRSUs is based on C&J Well Services, LLC (“CJWS”) Return on Capital Invested (“ROCI”) over the Performance Period set forth in the Agreement.
CJWS ROCI shall be calculated as follows:
EBITDA equals earnings before interest, taxes, depreciation, and amortization, subject to customary add backs (for example, non-cash stock compensation expense and non-recurring cash items) and other adjustments for extraordinary items as determined appropriate in the sole discretion of the Company’s Chief Executive Officer or Board of Directors (or Compensation Committee thereof).
Bry Investment equals the purchase price of $53 million the Company paid CJWS.
Capital Employed equals capital expenditures during the Performance Period, subject adjustments for extraordinary items as determined appropriate in the sole discretion of the Company’s Chief Executive Officer or Board of Directors (or Compensation Committee thereof).
Capital Expenditures is defined as capital employed on an accrual basis, which includes, as applicable, capitalized overhead and interest and excludes acquisitions and asset retirement spending.
B. Certification of Performance Vesting
On the Certification Date, the Committee shall certify the cumulative CJWS ROCI for the Performance Period and, based on such CJWS ROCI, the percentage of the Target PRSUs that vest shall be determined in accordance with the table below, with straight line interpolation between the listed values.

Cumulative ROIC for Fiscal Years	Percentage of Target PRSUs that Vest

All unvested PRSUs subject to this Award that are outstanding as of the date immediately following the last day of the Performance Period shall be forfeited and cancelled for no consideration if they do not become vested as set forth above.
C. Additional Factors or Information Regarding Performance Vesting Methodology

Exhibit A

Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement, including this Exhibit A shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.
A-2